UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2009

ASPEN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act
☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

     As described in a current report on Form 8-K dated February 18, 2009 (and filed on February 19, 2009), Aspen Exploration Corporation (“Aspen” or “Company”) has agreed to sell its California oil and gas assets to Venoco, Inc. (“Venoco”). The completion of that transaction is subject to a number of conditions, including obtaining stockholder approval. Unless and until that transaction is completed, Aspen intends to carry on its normal business operations. Should the sale of the California assets be completed, the Company intends to distribute substantially all of the net, after-tax proceeds from the asset sale to its stockholders and then use its remaining resources to consider other opportunities, which may include an acquisition of assets or business operations, or a merger or other business combination.

     On March 6, 2009, Aspen filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) for the upcoming special shareholders’ meeting to consider the Venoco transaction (“Proxy Statement”). Aspen intends to file a revised proxy statement in the near future. The revised proxy statement will explain that Aspen currently intends to hold its annual stockholders’ meeting to elect directors and consider other actions (including a proposal for dissolution) in late October or November 2009 (subject to preparation of the necessary materials for the annual meeting and regulatory review).

     Recently, Aspen received two stockholder demands. Aspen has responded to both stockholders advising that their respective demands were not in proper form and did not meet the statutory or regulatory requirements. Even though their demands were not in proper form and did not meet the statutory or regulatory requirements, Aspen also advised each of the stockholders that it intended to substantially comply with the requests for stockholder consideration contained in their letters.

  The first stockholder demand requested that Aspen hold an annual shareholders’ meeting to elect directors at or prior to the special meeting to vote on the Venoco transaction.
  Aspen informed the stockholder that, as set forth in the Proxy Statement as originallyfiled, Aspen intends to hold its annual meeting during the 2010 fiscal year, and the annual meeting will include proposals for the election of directors and may also include other matters.
  Another Aspen stockholder filed a stockholder demand that Aspen consider dissolution as an alternative. Aspen intends to present a proposal to its stockholders to consider the possibility of dissolution at the annual meeting.

     Aspen will be furnishing the proxy statement for both the consideration of the Venoco transaction and the annual meeting to be scheduled during its 2010 fiscal year. Certain of Aspen’s directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in Aspen’s annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the preliminary proxy statement relating to the transaction and other relevant materials to be filed with the SEC when they become available.

     The preliminary proxy statement is available free of charge online through the EDGAR filings maintained by the Securities and Exchange Commission at www.sec.gov. The Purchase and Sale Agreement between Venoco and Aspen is available free of charge online at www.aspenexploration.com/venoco.htm. Additional information can be obtained on Aspen’s website at www.aspenexploration.com or by sending a request by mail to Aspen at 2050 S. Oneida St., Suite 208, Denver, CO 80224-2426. ASPEN SHAREHOLDERS SHOULD READ THE ENTIRE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND THE ACCOMPANYING MATERIALS AS THEY CONTAIN IMPORTANT INFORMATION. Aspen anticipates disseminating the definitive proxy statement in mid-April 2009.

     For more information, contact R. V. Bailey, CEO, in Aspen’s Denver office at 303-639-9860. Aspen invites interested parties to visit Aspen’s website at www.aspenexploration.com and be sure to register in the contact box for updated news releases and other information.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of March 2009.

Aspen Exploration Corporation

By: /s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer